QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on December 3, 2014

Registration No. 333-200386

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TREVENA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	26-1469215 (I.R.S. Employer Identification Number)

1018 West 8th Avenue, Suite A
King of Prussia, PA 19406
(610) 354-8840
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John M. Limongelli, Esq.
Senior Vice President, General Counsel and Secretary
Trevena, Inc.
1018 West 8th Avenue, Suite A
King of Prussia, PA 19406
(610) 354-8840

(Name, address, including zip code,
and telephone number, including area code, of agent for service)

Copies to:
Brent B. Siler, Esq. Derek O. Colla, Esq. Cooley LLP 11951 Freedom Drive Reston, Virginia 20190 Telephone: (703) 456-8000 Fax: (703) 456-8100	Peter N. Handrinos, Esq. Michael E. Sullivan, Esq. Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, MA 02116 Telephone: (617) 948-6000 Fax: (617) 948-6001

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 under the Securities Exchange Act of 1934. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-200386) is being filed solely to add Exhibits 1.1 and 5.1 of the Registration Statement. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, a preliminary prospectus and Items 13, 14, 15 and 17 of Part II of the Registration Statement have been omitted.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

Exhibit Number		Description of Document
1.1	#	Form of Underwriting Agreement.
3.1		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on February 5, 2014).
3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed with the SEC on February 5, 2014).
4.1		Reference is made to exhibits 3.1 through 3.2.
4.2
Specimen stock certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
4.3
Form of Warrant dated September 19, 2014 issued by Trevena, Inc. to Oxford Finance LLC, Square 1 Bank and Three Point Capital, LLC (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 22, 2014).
5.1	#	Opinion of Cooley LLP as to legality.
10.1	*
License Agreement, dated as of May 3, 2013, by and between the Registrant and Forest Laboratories Holdings Limited (now Actavis plc) (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.2	*
Option Agreement, dated as of May 3, 2013, by and between the Registrant and Forest Laboratories Holdings Limited (now Actavis plc) (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.3
Warrant to purchase shares of Series B preferred stock issued to Comerica Bank, dated December 9, 2011 (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.4
Warrant to purchase shares of Common Stock issued to Silicon Valley Bank, dated June 24, 2008 (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.5
Amended and Restated Investor Rights Agreement, dated as of May 3, 2013, by and among the Registrant and certain of its stockholders (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.6
Commercial Lease Agreement, dated as of August 4, 2008, by and between the Registrant and Pios Grande KOP Business Center, L.P. (successor-in-interest to KOPBC, Inc.) (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).

Exhibit Number		Description of Document
10.7		Amendment No. 1 to Commercial Lease Agreement, dated as of December 8, 2008, by and between the Registrant and Pios Grande KOP Business Center, L.P. (successor-in-interest to KOPBC, Inc.) (incorporated by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.8
Amendment No. 2 to Commercial Lease Agreement, dated as of July 3, 2013, by and between the Registrant and Pios Grande KOP Business Center, L.P. (successor-in-interest to KOPBC, Inc.) (incorporated by reference to Exhibit 10.8 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.9	##	Third Amendment to Commercial Lease Agreement, dated as of February 21, 2014, by and between the Registrant and Pios Grande KOP Business Center, L.P. (successor-in-interest to KOPBC, Inc.).
10.10	+
2008 Equity Incentive Plan, as amended to date (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.11	+
Form of Stock Option Agreement under 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.12	+	2013 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-195957), filed with the SEC on May 14, 2014).
10.13	+
Form of Stock Option Grant Notice and Stock Option Agreement under 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.14	+
Form of Restricted Stock Grant Notice and Restricted Stock Unit Award Agreement under 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.15	+	Non-Employee Director Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed with the SEC on July 1, 2014).
10.16	+
2013 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.15 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.17	+
Form of Indemnity Agreement with executives and directors (incorporated by reference to Exhibit 10.16 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-191643), originally filed with the SEC on October 9, 2013).
10.18	+
Employment Agreement dated as of January 31, 2014, by and between the Registrant and Maxine Gowen (incorporated by reference to Exhibit 10.17 to the Registrant's Form 10-K filed with the SEC on March 20, 2014).
10.19	+
Employment Agreement dated as of January 31, 2014, by and between the Registrant and Michael Lark (incorporated by reference to Exhibit 10.18 to the Registrant's Form 10-K filed with the SEC on March 20, 2014).

Exhibit Number		Description of Document
10.20	+	Employment Agreement dated as of January 31, 2014, by and between the Registrant and Roberto Cuca (incorporated by reference to Exhibit 10.19 to the Registrant's Form 10-K filed with the SEC on March 20, 2014).
10.21	+
Employment Agreement dated as of January 31, 2014, by and between the Registrant and David Soergel (incorporated by reference to Exhibit 10.20 to the Registrant's Form 10-K filed with the SEC on March 20, 2014).
10.22	+
Employment Agreement dated as of January 31, 2014, by and between the Registrant and Rosamond Deegan (incorporated by reference to Exhibit 10.21 to the Registrant's Form 10-K filed with the SEC on March 20, 2014).
10.23	+
Employment Agreement dated as of May 12, 2014, by and between the Registrant and John M. Limongelli (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed with the SEC on May 15, 2014).
10.24
Loan and Security Agreement, dated September 19, 2014, by and among Trevena, Inc., as borrower, Oxford Finance LLC, as collateral agent and lender, and Square 1 Bank, as lender (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on September 22, 2014).
23.1	##	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	#	Consent of Cooley LLP (included in Exhibit 5.1).
101	##
The following financial information from this Registration Statement on Form S-1 for the periods ended December 31, 2013 and September 30, 2014, formatted in XBRL (eXtensible Business Reporting Language): (i) Balance Sheets as of December 31, 2013, September 30, 2013 and September 30, 2014, (ii) Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2014 and 2013, (iii) Statement of Redeemable Convertible Preferred Stock and Stockholders' (Deficit) Equity as of September 30, 2014, (iv) Statements of Cash Flows for the nine months ended September 30, 2014 and 2013 and (v) Notes to Financial Statements, tagged as blocks of text.

#
Filed herewith.

##
Previously filed.

+
Indicates management contract or compensatory plan.

*
Portions of this exhibit, indicated by asterisks, have been omitted pursuant to a request for confidential treatment and have been separately filed with the Securities and Exchange Commission.
  (b)
  Financial Statement Schedules

        No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on the 3rd day of December 2014.

TREVENA, INC.
By:	/s/ ROBERTO CUCA
Roberto Cuca
Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MAXINE GOWEN, PH.D. Maxine Gowen, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2014
/s/ ROBERTO CUCA Roberto Cuca	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 3, 2014
* Leon O. Moulder, Jr.	Chairman of the Board of Directors	December 3, 2014
Farah Champsi	Director
* Michael R. Dougherty	Director	December 3, 2014
* Adam M. Koppel M.D., Ph.D.	Director	December 3, 2014
* Julie H. McHugh	Director	December 3, 2014

Signature		Title	Date

* Francois Nader, M.D.		Director	December 3, 2014
* Jake R. Nunn		Director	December 3, 2014
* Barbara Yanni		Director	December 3, 2014
*By:	/s/ JOHN M. LIMONGELLI John M. Limongelli, Attorney-in-Fact

QuickLinks

Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES